UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TRANSPHORM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 17, 2024, Transphorm, Inc. provided the following written responses to questions posed by Power Electronics News.

Transphorm Q&A:

In light of the acquisition by Renesas, how do you envision Transphorm’s GaN technology complementing Renesas’ existing capabilities, and what new opportunities do you anticipate arising from the collaboration between the two companies?

•	We refer you to Renesas for information regarding the post-closing operations of the two companies.

The press release mentions that the transaction will deliver significant immediate cash value to Transphorm’s stockholders. Could you elaborate on how this acquisition will benefit Transphorm’s stakeholders, and what strategic advantages do you believe Renesas brings to Transphorm’s continued growth and development?

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Q1 - Renesas will acquire all outstanding shares of Transphorm’s common stock for $5.10 per share in cash, representing a premium of approximately 35% to Transphorm’s closing price on January 10, 2024, a premium of approximately 56% to the volume weighted average price over the last twelve months and a premium of approximately 78% to the volume weighted average price over the last six months. The transaction values Transphorm at approximately $339 million.

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Q2 - Combining Transphorm’s continued focus on product and technology innovation with the sales and channel reach of Renesas, Transphorm will be strongly positioned to deliver a portfolio of valuable power solutions to a broader spectrum of the world’s largest enterprises.

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This transaction will also allow us to offer further expanded services to our customers and deliver significant immediate cash value to our stockholders. Additionally, it will provide a strong platform for our exceptional team to further Transphorm’s leading GaN technology and products. Renesas now aims to further expand its WBG portfolio with Transphorm’s expertise and GAN and will implement Transphorm’s auto-qualified GaN technology to develop new enhanced power solutions offerings – powertrain for EVs, Computing, Energy, Industrial and Consumer applications.

As the co-founders of Transphorm, what inspired the initial focus on gallium nitride (GaN) technology, and how do you see the company’s legacy evolving under Renesas’ ownership? Additionally, how will this acquisition impact Transphorm’s ongoing commitment to advancing GaN technology and delivering cutting-edge products to the market?

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With the core founding team of Transphorm having been a key part of commercialization in both the GaN LED/Lighting and GaN RF arenas, they saw an opportunity in 2007 to make an even bigger impact in energy savings and efficiency in high voltage power conversion market, which is what led to Transphorm’s conception.

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Renesas sees both a strategic and cultural fit with Transphorm. We agree. Combined with Renesas’ world-wide footprint, breadth of solution offerings and customer relationships, we are excited to pave the way for industry-wide adoption of WBG materials and set the stage for significant growth.

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Renesas sees great opportunities in power conversion and, with Transphorm’s leading GaN technology in its portfolio, seeks to expand its reach into fast growing markets such as EV, computing (data centers, AI, infrastructure), renewable energy, industrial power conversion and fast chargers/adapters. Combining Transphorm’s continued focus on product and technology innovation with the sale and channel reach of Renesas, Transphorm will be strongly positioned to deliver a portfolio of valuable power solutions to a broader spectrum of the world’s largest enterprises.

Additional Information and Where to Find It

Transphorm, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of the Board, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

Beneficial Ownership as of January 5, 2024
Individual	Shares Beneficially Owned (#)
Primit Parikh	563,933
Julian Humphreys	103,524
Katharina McFarland	95,877
Umesh Mishra	610,626
Cynthia (Cindi) Moreland	72,197
Kelly Smales	75,099
Eiji Yatagawa	Nil
Cameron McAulay	223,754

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of January 5, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by the Board in approving the Transaction; and expectations for Transphorm following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. If any of these risks or uncertainties materialize, or if any of Transphorm’s assumptions prove incorrect, Transphorm’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Transphorm to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction; (iv) possible disruption related to the Transaction to Transphorm’s current plans and operations, including through the loss of customers and employees; (v) the amount of the costs, fees, expenses and charges related to the Transaction; (vi) the risk that Transphorm’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vii) the anticipated benefits of the Transaction and considerations taken into account by the Board in approving the Transaction; (viii) the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the Transaction; and (ix) other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and Transphorm’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023. All forward-looking statements in this communication are based on information available to Transphorm as of the date of this communication, and Transphorm does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.